EXHIBIT 16.1

February 19, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

We have read the statements of Evio, Inc., relating to the event described under Item 4.01 of Form 8-K dated February 13, 2019 and we agree with such statements as they relate to our Firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC